Exhibit 10.8

SUPPORT SERVICES AGREEMENT

This Support Services Agreement (this “Agreement”), dated as of [•], 2021, is made and entered into by and between Banyan Acquisition Corporation, a Delaware corporation (the “Company”), and H&J SPAC Investors LLC, a Delaware limited liability company (the “Service Provider” and, together with the Company, the “Parties” and, each individually, a “Party”).

RECITALS

WHEREAS, the Company intends to consummate an initial public offering of the Company’s securities (the “Public Offering”);

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”); and

WHEREAS, the Company wishes to retain the Service Provider to provide certain support and administrative services, and provide access to certain office space, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial Business Combination and the Company’s liquidation (in each case, as described in the Registration Statement on Form S-1 (File No. 333-[•]) filed with the Securities and Exchange Commission related to the Public Offering) (such earlier date hereinafter referred to as the “Termination Date”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, the Company and the Service Provider, intending to be legally bound, agree as follows:

ARTICLE I

SERVICES

Section 1.1        Services Generally. Commencing on the Listing Date and continuing until the Termination Date, to the extent reasonably requested by the Company, the Service Provider shall render to the Company, by and through such of the Service Provider’s officers, employees, independent contractors, consultants, agents, representatives and affiliates as the Service Provider, in its sole discretion, may designate from time to time, support and administrative services (collectively, the “Services”), including research, due diligence, transaction process management and execution, information technology, public and investor relations, legal, facilities management, back office, vendor management, accounting, book and record keeping, cash management, secretarial services and other services in connection with identifying and evaluating potential initial Business Combination targets that the Service Provider may recommend to the Company; provided that the Service Provider shall not provide any investment advice to the Company.

Section 1.2        Office Space. Commencing on the Listing Date and continuing until the Termination Date, to the extent reasonably requested by the Company, the Service Provider shall provide the Company with access to, and use of, the Office Space. For the purposes of this Agreement, the term “Office Space” shall mean the offices of the Service Provider located at 400 Skokie Blvd, Suite 820, Northbrook, Illinois 60062 (or any successor location or other existing office space of the Service Provider or any of its affiliates).

Section 1.3         No Authority to Bind Principal. Notwithstanding any provision to the contrary in this Agreement, the Service Provider shall not represent to any party that it possesses, and it does not in fact possess, the authority to execute binding contracts on behalf of the Company with any third party.

ARTICLE II

SERVICE FEE

Section 2.1        Support Services Fee.

(a)            In consideration of the performance of the Services contemplated by Section 1.1 hereof, the Company agrees to pay the Service Provider or its designee(s) a monthly fee payable in cash equal to $10,000 (the “Support Services Fee”). The Support Services Fee shall be payable by the Company monthly in advance on the first business day of each month that occurs following the Listing Date until the Termination Date, without regard to the amount of the Services actually performed by the Service Provider. Notwithstanding anything to the contrary, the first monthly installment of the Support Services Fee shall be payable by the Company in advance on the Listing Date, instead of on the first business day of the first month that occurs following the Listing Date.

Section 2.2        Expenses. In addition to the Support Services Fee payable to the Service Provider or its designee(s) pursuant to Section 2.1 here of, the Company shall, at the direction of the Service Provider, pay directly, or reimburse the Service Provider or its designee(s) for, its reasonable Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean all out of pocket expenses incurred by the Service Provider or its respective affiliates in connection with the performance of the Services, or providing access to, and use of, the Office Space, including (i) fees and disbursements of any independent auditors, outside legal counsel consultants, investment bankers, financial advisors and other independent professionals and organizations, (ii) costs of any outside services or independent contractors or vendors, such as financial printers, couriers, business publications or similar services, (iii) transportation and other travel expenses, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations, (iv) other out-of-pocket expenses incurred by the Service Provider to the extent reasonably allocated to the Company as a result of the Services in a manner consistent with the Service Provider’s generally applicable cost allocation polices, including purchases through the Service Provider’s vendor networks and relationships for access to research databases, due diligence services, computer, network and office equipment and third-party communications vendors, and (v) all other expenses which are properly allocable to the Company under this Agreement, whether incurred on or after the date of this Agreement. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by the Service Provider to the Company of the statement in connection therewith.

Section 2.3        Any payment made pursuant to this Article II shall be paid by wire transfer of immediately available federal funds to the accounts specified by the Service Provider from time to time.

ARTICLE III

WAIVER

Section 3.1        Waiver. Notwithstanding anything herein to the contrary, the Service Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

ARTICLE IV

CONFIDENTIAL INFORMATION

Section 4.1        Nondisclosure of Confidential Information. The Service Provider shall treat as confidential all Confidential Information (as defined below) of the Company, shall not, without the consent of the Company, (i) use such Confidential Information except as set forth herein or (ii) disclose such Confidential Information other than to the Company or its Related Parties (as defined below); provided that each such person receiving Confidential Information is bound (on terms no less restrictive than those set forth in this Section 4.1) to maintain the confidentiality of such Confidential Information; provided, further, that the foregoing restriction shall not apply to any such information that is required to be disclosed by law or the order or regulations of any governmental authority or to establish or enforce any rights under this Agreement. Without limiting the foregoing, the Service Provider shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the Company under this Agreement. For the purposes of this Agreement, the term “Confidential Information” shall mean all information, data, agreements, letters, documents, reports and records, which are oral or in writing, containing confidential information concerning the Company and any of its affiliates or assets which is delivered or made available by the Company or its representatives or affiliates to the Service Provider after the date hereof; provided that Confidential Information does not include (x) information which is obtained by the Service Provider after the date hereof from a source other than the Company or its representatives or affiliates that is not bound by an obligation to keep such information confidential, (y) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement, or (z) information developed independently by the Service Provider without reference to or use of the Confidential Information.

ARTICLE V

INDEMNIFICATION; DISCLAIMER AND LIMITATION OF LIABILITY; OPPORTUNITIES.

Section 5.1        Indemnity and Liability. Subject to Section 3.1, the Company shall (i) indemnify, exonerate and hold the Service Provider and each of its partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, independent contractors and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, independent contractors and agents of each of the foregoing (collectively, the “Related Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including attorneys’ fees and expenses) incurred by the Related Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration, investigation or claim arising out of, or in any way relating to, (i) this Agreement, any transaction to which the Company is a party or any other circumstances with respect to the Company or (ii) the operations of, or the Services or Office Space provided by the Service Provider to, the Company, or any of its affiliates from time to time; provided, however, that the foregoing indemnification rights will not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct; and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 5.1, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence will be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments will be promptly repaid by such Indemnitee to the Company without interest. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

Section 5.2        Disclaimer; Standard of Care. The Service Provider makes no representations or warranties, express or implied, in respect of the Services. In no event will the Service Provider or its Related Parties be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct by the Service Provider as determined by a final, non-appealable determination of a court of competent jurisdiction.

ARTICLE VI

TERMINATION

Section 6.1        Termination. This Agreement shall terminate upon the earlier of (a) the Termination Date and (b) the mutual agreement of the Parties.

Section 6.2         Effect of Termination. In the event of a termination of this Agreement, the Company will pay the Service Provider or its designees all unpaid amounts due pursuant to Article II and Section 5.1 with respect to the periods prior to the termination of this Agreement. This Section 6.2 and Articles III, IV, V and VII shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1        Independent Contractor Status. This Agreement shall not be construed as creating any agency, partnership, joint venture, or other similar legal relationship between or among the Parties; nor will any Party hold itself out as an agent, partner, or joint venture party of another Party. Each Party shall be, and shall act as, independent contractors. No Party shall have authority to create any obligation for another Party. Further, the Service Provider shall be responsible for: (1) selecting and hiring its employees legally, including compliance with all applicable laws in connection therewith; (2) paying its employees’ wages and other benefits that the Service Provider offers to such employees in accordance with applicable laws; paying or withholding all required payroll taxes and mandated insurance premiums; (4) providing workers’ compensation coverage for employees as required by law; and (5) fulfilling employer’s obligations with respect to unemployment compensation. The Service Provider shall indemnify the Company from a claim made by the Service Provider’s employee or agent against the Company alleging rights or benefits as a Company employee.

Section 7.2        Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

Section 7.3         Entire Agreement. This Agreement constitute the entire agreement between and among the Parties hereto with respect to the transactions contemplated hereby, and supersede all written and verbal negotiations, representations, warranties, commitments, and other understandings prior to the date hereof between the Service Provider and the Company.

Section 7.4        Amendment and Waiver. This Agreement may be amended, and the observance of any clause of this Agreement may be waived, only with the written consent of all Parties affected thereby. Any waiver by either Party hereto of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision with respect to any other event or circumstance, whether past, present or future.

Section 7.5         Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 7.6        Assignment. The Service Provider hereby acknowledges that the Services to be provided to the Company hereunder are unique and personal. Accordingly, the Service Provider shall not assign this Agreement or any rights hereunder without the prior written consent of the Company. Any attempted assignment without such written consent shall be null and void.

Section 7.7         Governing Law; Forum Selection; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions of such jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK OR ANY U.S. FEDERAL COURT SITTING IN NEW YORK COUNTY IN NEW YORK STATE IN RESPECT OF ANY AND ALL SUITS, CLAIMS, DISPUTES, CHALLENGES, ACTIONS OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RIGHTS OF ANY PARTY HERETO UNDER THIS AGREEMENT, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT (“CLAIMS”), AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH CLAIM BROUGHT IN ANY SUCH COURT AND ANY CLAIM BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE OR OTHER CLAIM IN CONNECTION WITH THIS AGREEMENT.

Section 7.8        Severability. If any provision or provisions of this Agreement shall, for any reason, be deemed unenforceable or in violation of law, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the Parties hereto. The Parties will use their best efforts to agree upon any changes in this Agreement which may be necessary in order to adjust its remaining provisions with regard to the omission of any invalid clause in order to make this Agreement workable.

Section 7.9        Section Heading. The headings of the sections, paragraphs, and exhibits herein are for the Parties’ convenient reference only and shall not define or limit any of the terms or provisions hereof. Exhibits and other documents referred to in this Agreement are an integral part hereof, unless the context of such reference indicates otherwise.

Section 7.10       Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANOTHER FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LIABILITY FOR LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCT OR BUSINESS INTERRUPTION HOWEVER THE SAME MAY BE CAUSED, INCLUDING FAULT OR NEGLIGENCE OF ANY PARTY.

Section 7.11       Construction. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless other-wise specified. The words “include” or “including” when used in this Agreement are deemed to be followed by the words “but not be limited to” or “but not limited to,” respectively.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Support Services Agreement to be signed as of the date set forth below.

BANYAN ACQUISITION CORPORATION

By:
Name: Keith Jaffee
Title: Chief Executive Office

H&J SPAC Investors LLC

By:
Name: Jerry Hyman
Title: Member

[Signature Page to Support Services Agreement ]